Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Class A, Class B, and Class C shares Prospectuses and "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm" and "Financial Statements" in the Class A, Class B, and Class C shares Statement of Additional Information and to the incorporation by reference of our report, dated February 10, 2006, on the financial statements and financial highlights of Pioneer Protected Principal Plus Fund included in the Annual Report to the Shareowners for the year ended December 31, 2005 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 6 to the Registration Statement (Form N-1A, No. 811-21163) of Pioneer Protected Principal Trust.


                                                           /s/ ERNST & YOUNG LLP


Boston, Massachusetts
April 24, 2006

   Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Class A, Class B, and Class C shares Prospectuses and "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm" and "Financial Statements" in the Class A, Class B, and Class C shares Statement of Additional Information and to the incorporation by reference of our report, dated February 10, 2006, on the financial statements and financial highlights of Pioneer Protected Principal Plus Fund II included in the Annual Report to the Shareowners for the year ended December 31, 2005 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 6 to the Registration Statement (Form N-1A, No. 811-21163) of Pioneer Protected Principal Trust.


                                                           /s/ ERNST & YOUNG LLP


Boston, Massachusetts
April 24, 2006